Exhibit 5

                                          October 6, 1999

Indiana Michigan Power Company
One Summit Square
Fort Wayne, Indiana 46801

Ladies and Gentlemen:

                  We have acted as counsel to Indiana Michigan Power Company, an Indiana corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to Unsecured Notes (the "Unsecured Notes") to be issued under an Indenture, dated as of October 1, 1998 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"). The Unsecured Notes may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the
prospectus   contained  therein  (the   "Prospectus")  and  supplements  to  the
Prospectus and pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $300,000,000.

                  We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

                  In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) the Indenture is the valid and legally binding obligation of the Trustee; and (2) the Company is validly existing under the laws of Indiana.

                  We have assumed further that (1) the Company has duly authorized, executed and delivered the Indenture and (2) execution, delivery and performance by the Company of Indenture and the Unsecured Notes do not and will not violate the laws of Indiana or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States).

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Indiana Michigan Power Company            2                 October 6, 1999

                  Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that: assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Unsecured Notes, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the "Board") and (b) the due execution, authentication, issuance and delivery of such Unsecured Notes, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Indenture and such agreement, such Unsecured Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

                  We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.

                  We hereby  consent  to the  filing of this  opinion  letter as
Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus included in the Registration Statement.

                                Very truly yours,

                         /s/ Simpson Thacher & Bartlett

                           SIMPSON THACHER & BARTLETT